Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the First Indiana Corporation 401(k) Plan’s previously filed Registration Statement File Numbers 33-64851, 333-96601, 333-119465 and 333-124464.

/s/ Grant Thornton LLP

Chicago, Illinois
June 15, 2005